UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 25, 2008

WESTMOORE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33153	52-2220728
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8141 E. Kaiser Blvd., Suite 312, Anaheim Hills, CA 92808
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 714-998-4425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On December 25, 2008, Westmoore Holdings, Inc. (WSMO:OTCBB) (the “Company”) entered into a Letter of Intent to acquire 100% of the issued and outstanding shares of the China Education Network, Inc., a Nevada corporation, in exchange for WSMO shares of common stock.  China Education Network has entered into a Letter of Intent to form a joint venture with the Communications and Multi Media Bureau of the China Youth League Central Committee of the government of the People’s Republic of China and China Youth League RJ Investment Management (Beijing) Co., Ltd. to deploy wireless broadband systems and to provide wireless communication and data services to approximately 2,500 university campuses throughout the People’s Republic of China.  The eventual price to be paid to the Company for the China Education Network will be the subject of an independent valuation.  WSMO will release further information as to the exact terms and obligations of WSMO when finalized.

Item 9.01                      Exhibits

(d)           Exhibits

Exhibit                                Description

99.1	Letter of Intent, dated December 25, 2008

SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMOORE HOLDINGS, INC.

Date: December 29, 2008	By:	/s/ Matthew Jennings
Matthew Jennings, President and CEO